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                                                                   EXHIBIT 23-4

             [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]


                              February 27, 1998



MCN Energy Group Inc.
500 Griswold
Detroit, Michigan 48226


                                          Re:   MCN Energy Group Inc.
                                                MCN Investment Corporation
                                                Form S-3 Registration Statement

Ladies and Gentlemen:

        The firm of Ryder Scott Company Petroleum Engineers consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 22, 1998, appearing in the Annual Report on Form 10-K of MCN Corporation (now known as MCN Energy Group Inc.) for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

        This consent may be incorporated by reference into any registration statement of MCN Energy Group Inc. relating to the securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.


                                                        Very truly yours,

                                                            Ryder Scott Company
                                                        /s/ Petroleum Engineers
                                                        -----------------------
                                                        RYDER SCOTT COMPANY
                                                        PETROLEUM ENGINEERS




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